Prospectus Supplement No. 2

Filed Pursuant to Rule 424(b)(5)

To Prospectus Dated December 11, 2009

Registration No. 333-162142

WIZZARD SOFTWARE CORPORATION

Supplement No. 2

to

Prospectus dated December 11, 2009

14,000,000 shares of common stock offered at $0.22 per share

Warrants to purchase up to 5,283,187 shares of common stock at an exercise price of $0.43 per share

5,000,000 shares of common stock issuable upon exercise of warrants at $0.22 per share

Wizzard Software Corporation, a Colorado corporation (the “Company”) is offering for sale 14,000,000 shares of its common stock (the “Shares”) together with warrants to purchase up to 5,283,187 additional shares of common stock (the “Warrants”).  The common stock and warrants will be sold together as a unit with a per unit purchase price of $0.22 consisting of one share of common stock and the equivalent of a warrant to purchase approximately 0.3775 of a share of common stock.  The exercise price of the warrants issued in the offering as part of such unit will be $0.43 and have a term of exercise equal to 5 years from the first date of exercise, which is 181 days following the closing date.   The shares of common stock and warrants will be issued separately but can only be purchased together in this offering.

In addition to the issuance of common stock and warrants described above, we are offering to the holders of our outstanding Common Stock Purchase Warrants, issued on March 31, 2010, 5,000,000 shares of common stock issuable upon exercise of such warrants at the exercise price of $0.22 per share, which warrants, as a condition to the offering, will be exercised on or before the closing date of the offering.  As used herein, the term “this Prospectus” shall mean this Prospectus Supplement No. 2 and the accompanying prospectus, including the information incorporated by reference herein.

Our common stock is listed on the NYSE Amex under the symbol “WZE.” On January 19, 2011, the last reported sale price of our common stock on the NYSE Amex was $0.25 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of the accompanying prospectus, as well as the caption “Risk Factors” of our Annual Report on Form 10-K for the calendar year ended December 31, 2009, which we have filed with the Securities and Exchange Commission and which is incorporated by reference into the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

We have retained Chardan Capital Markets, LLC to act as the exclusive placement agent in connection with the units offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the units we are offering. The placement agent is not purchasing or selling any of the units we are offering, and they are not required to arrange the purchase or sale of any specific number of units or dollar amount, but they have agreed to use their best efforts to arrange for the sale of the units offered by this prospectus supplement.  The placement agent is not receiving any compensation relating to the exercise of the 5,000,000 shares being issued upon exercise of the March 31, 2010 warrants.

	Per Share	Total

Public offering price for Shares[1]	$0.22	$3,080,000
Placement Agent Fees $206,400 Public offering proceeds to us, after expenses and fees estimated to be approximately $260,000		$2,820,000
Proceeds from exercise of warrants to purchase 5,000,000 shares of common stock	$0.22	$1,100,000

[1] For each Share purchased, each purchaser will also receive one Warrant to purchase up to 37.73705% of one share of our common stock, exercisable at a price of $0.43 per share.

We estimate that the total fees and expenses of this offering will be approximately $260,000, assuming the sale of all of the Shares and all of the Warrants.

We will deliver the Shares, the Warrants and the Warrant Shares promptly upon closing of the sale thereof.

Chardan Capital Markets, LLC

The date of this Prospectus Supplement No. 2 is January 20, 2011.

Table of Contents

ABOUT THIS PROSPECTUS SUPPLEMENT

S-3

PROSPECTUS SUPPLEMENT SUMMARY

OUR BUSINESS

THE OFFERING

S-5

RISK FACTORS

S-5

FORWARD-LOOKING INFORMATION

USE OF PROCEEDS

S-6

DESCRIPTION OF SECURITIES

S-6

DILUTION

S-8

PLAN OF DISTRIBUTION

S-9

LEGAL MATTERS

S-10

EXPERTS

S-10

WHERE YOU CAN FIND MORE INFORMATION

                S-10

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

S-10

ABOUT THIS PROSPECTUS SUPPLEMENT

This Prospectus Supplement No. 2 and the accompanying prospectus dated December 11, 2009, are part of a “shelf” registration statement on Form S-3, as amended, filed with the Securities and Exchange Commission (the “Commission”), and declared effective by the Commission on December 11, 2009. By using a “shelf” registration statement, we may offer and sell to the public from time to time in one or more series or issuances:

•

Shares of our common stock;

•

Shares of our preferred stock;

•

Warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•

Debt securities consisting of debentures, notes or other evidences of indebtedness; or

•

Units consisting of the combinations of some or all of the foregoing securities.

On April 1, 2010, we sold 8,000,000 shares of our common stock warrants to purchase an additional 5,000,000 shares of common stock, and the Warrant Shares are issuable upon exercise of such warrants. We have not previously made any other securities sales pursuant to the registration statement.

These documents contain important information that you should consider when making your investment decision.  The accompanying prospectus provides you with a general description of the securities we may offer.  This Prospectus Supplement No. 2 contains information about the securities offered hereby.  This Prospectus Supplement No. 2 may add, update or change information in the accompanying prospectus.  You should rely only on the information contained in this Prospectus Supplement No. 2, the information incorporated by reference in the accompanying prospectus or incorporated by reference into this Prospectus Supplement No. 2 and the accompanying prospectus.  We have not authorized anyone to provide you with any other information.

This Prospectus Supplement No. 2 does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

The information contained in this Prospectus Supplement No. 2 is accurate only as of the date of this prospectus supplement and the accompanying prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered pursuant to this prospectus. After you read this summary, to fully understand this offering and its consequences to you, you should read and consider carefully the more detailed information and financial statements and related notes that we include in and/or incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the section entitled “Risk Factors.” If you invest in our securities, you are assuming a high degree of risk.

OUR BUSINESS

The Company was founded in 1995.  Our business includes media, software and healthcare.   Wizzard’s core focus is on its media business, which consists of providing podcasting hosting, distribution, audience analysis, advertising and app sales for podcast producers worldwide.  Our legacy software business focuses on selling and supporting speech recognition and text-to-speech technology from IBM and AT&T.  Our legacy healthcare business focuses on providing home health services and nurse staffing in the Western part of the United States.

Our products and services include:

Podcasting Hosting and Media Services - Wizzard Media provides a web based podcast distribution platform for podcast producers wanting to broadcast their audio or video show to people worldwide, in most cases through RSS distribution.  Wizzard Media hosts over 1 million podcast episodes for over 12,000 podcast producers and distributes them to over 18 million unique monthly audience members.  In 2009, Wizzard distributed over 1.4 billion podcast episodes.  Wizzard’s service counts and provides audience statistics as well as provides advertising sales, ad insertion and App creation and sales to help podcasters generate revenue.  Wizzard receives all publishing revenues generated and at least 50% of advertising and App sales revenues.

Speech Tools & Engine - Wizzard markets IBM and AT&T developer tools through agreements with those companies and receives a portion of the licensing fees collected.  Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world, as well as speech recognition engines from IBM. Wizzard receives payments for each copy/license distributed by its customers and in turn, pays a percentage of that payment to IBM or AT&T.

Home Healthcare Services - Interim HealthCare of Wyoming is a state licensed and Medicare certified home health agency. In addition, Interim HealthCare of Wyoming provides temporary staffing of healthcare professionals to facilities across the states of Wyoming and Montana.

Wizzard's corporate offices are located at 5001 Baum Blvd., Suite 770, Pittsburgh, PA 15213.   Our telephone number is (412) 621-0902.  Our website address is www.wizzardsoftware.com.  The information contained on our website is not incorporated by reference into, and does not form any part of this prospectus.  We also maintain offices in Casper, Wyoming and Billings, Montana for our Interim Healthcare operation.

THE OFFERING

Securities offered by us pursuant to this prospectus

14,000,000 Shares

Warrants to purchase up to 5,283,187 shares of common stock at an exercise price of $0.43 per share.  For each Share purchased, each purchaser will receive a Warrant to purchase up to 37.73705% of one additional share of common stock.  Each Warrant will be exercisable for a period of five years commencing on the 181st day following the date of issuance.

Common stock outstanding as of January 19, 2011(1)	70,743,459 shares

Common stock to be outstanding after this offering (pro forma as of January 19, 2011)	89,743,459 shares (if all 14,000,000 Shares are sold and all Warrant Shares are issued, and not taking into account the exercise of any Warrants)

Use of proceeds	We intend to use the net proceeds from this offering for general working capital and administrative expenses and payment of debt. See “Use of Proceeds” on page S-4 of this Prospectus Supplement No. 1.

NYSE Amex common stock symbol	WZE

Risk factors

This investment involves a high degree of risk. See “Risk Factors” on page S-4 of this Prospectus Supplement No. 1and in our Annual Report on Form 10-K for the calendar year ended December 31, 2009, filed with the Commission.

(1)

 As of January 19, 2011, we had 70,743,459 shares of common stock issued and outstanding. Unless the context indicated otherwise, all share and per-share common stock information in this prospectus supplement assumes 70,743,459 shares of common stock outstanding before this offering and:

•	assumes no exercise of 5,689,629 warrants outstanding immediately prior to the date of this prospectus supplement; and

•	excludes 1,141,000 shares reserved for issuance upon exercise of outstanding options as of the date of this prospectus supplement.
•	excludes 7,500,00, shares reserved for issuance upon exercise of outstanding Series A Preferred Stock as of the date of this prospectus supplement.

RISK FACTORS

Investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties and all of the other information appearing in the accompanying prospectus or incorporated by reference therein, in light of your particular investment objectives and financial circumstances. In particular, we urge you to read the disclosure under the caption “Risk Factors” beginning on page 1 of the accompanying prospectus and the “Risk Factors” disclosure in Item 1.A. of our Annual Report on Form 10-K for the calendar year ended December 31, 2009, as filed with the Commission. If any of these risks actually occurs, our business, financial condition, results of operations and future growth prospects would be materially adversely affected. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This Prospectus Supplement No. 2, the accompanying prospectus and the information incorporated by reference into this Prospectus Supplement No. 2 and the prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks so mentioned.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated herein by reference contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “may,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in these statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in the Risk Factors section of this prospectus supplement and in the “Risk Factor” sections of our SEC filings. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will receive net proceeds of $2,820,000 from the sale of the Shares, after deducting estimated offering expenses and fees of approximately $260,000.  Upon exercise of all of the warrants under which the Warrant Shares may be issued, we will receive proceeds of $1,100,000.  In addition, we may receive proceeds of up to $2,271,770 if all of the Warrants are exercised.

We intend to use the net proceeds from the offering of the Shares, and the net proceeds of any Warrant exercises, for general working capital and administrative expenses and payment of debt totaling approximately $1,000,000. Our management will have broad discretion in the application of the net proceeds and investors will be relying upon the judgment of our management regarding the application of these proceeds.  We reserve the right to change the use of these proceeds.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of stock, par value of $0.001 per share.  At January 19, 2011, there were 70,743,459 shares of our common stock issued and outstanding.  This figure does not take into account the issuance of any shares issuable upon the exercise or conversion of any warrants, options or other convertible securities.  The approximate number of stockholders of record of our common stock as of January 19, 2011, was 339, with approximately 5,900 beneficial holders as of that date.  We are offering up to 14,000,000 Shares under the offering, at a price of $0.22 per Share.  On January 19, 2011, the last reported sale price of our common stock on the NYSE Amex was $0.25 per share.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of an offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Warrants

For each Share purchased under the offering, each investor will receive one Warrant to purchase up to 37.73705% of one share of the Company’s common stock at an exercise price of $0.43 per share (the “Warrant Shares”).  Thus, for example if an investor purchases 1,000 Shares, it will also receive a Warrant to purchase up to 377.3705 Warrant Shares.  Each Warrant will be exercisable at any time on or after the 181st day following the issuance date of the Warrant (the “Initial Exercise Date”) and on or prior to the close of business on the five year anniversary of the Initial Exercise Date.  Each Warrant may be exercised in whole or in part during that period of time by delivering a duly executed Notice of Exercise Form to the Company, along with the full exercise price within three days of such exercise.

In the event that there is no effective registration statement with respect to the Warrant Shares, then the Warrants may also be exercised by means of a “cashless exercise.”  Upon full or partial exercise of any Warrant, the applicable Warrant Shares shall be transmitted to the purchaser through the Depository Trust Company’s Deposit Withdrawal Agent Commission system if the Company is then a participant in such system.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of any Warrant.  The exercise price of the Warrants shall be adjusted in the event that the Company pays any stock dividend, subdivides outstanding shares of its common stock into a larger number of shares, or combines outstanding shares of its common stock into a smaller number of shares while any Warrants are outstanding.

The Warrants shall be transferable in whole or in part upon surrender thereof to the Company or its designated agent, together with a written assignment form and funds sufficient to pay any applicable transfer taxes.  The Warrants shall not entitle the holders thereof to any voting rights or dividend rights prior to the exercise thereof.

DILUTION

If you purchase our Shares in this offering, your interest will be diluted to the extent of the difference between the public offering price per Share and the net tangible book value per share of our common stock after this offering.  Net tangible book value per share is determined by dividing Wizzard’s tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.

Our net tangible book value at September 30, 2010, was $(1,210,120), or $(0.02) per share, based on 66,724,852 shares of our common stock outstanding as of that date.  After giving effect to the sale of 14,000,000 Shares of common stock by us at a public offering price of $0.22 per Share but before deducting offering expenses, our net tangible book value as of September 30, 2010, would have been approximately $1,869,880, or $0.02 per share.  This represents an immediate increase in the net tangible book value of approximately $0.04 per share to existing stockholders and an immediate dilution of $0.18 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share

$0.22

Net tangible book value per share before offering

$(0.02)

Increase attributable to new investors

$0.04

Net tangible book value per share after offering

$0.02

Dilution per share to new stockholders

$0.18

If we were to sell all 14,000,000 of the Shares and if the Warrants to purchase all 5,283,187 Warrant Shares were exercised at the exercise price of $0.43 per share, our net tangible book value as of September 30, 2010, would have been approximately $4,141,650, or $0.05 per share.  This represents an immediate increase in the net tangible book value of approximately $0.03 to existing stockholders and an immediate dilution of $0.38 per Warrant Share to the exercising Warrant holders.  The following table illustrates this per share dilution:

Exercise price of Warrants

$0.43

Net tangible book value per share after offering but

  before exercise of Warrants

$0.02

Increase attributable to exercise of Warrants

$0.03

Net tangible book value per share after exercise of Warrants

$0.05

Dilution per Warrant Share to exercising Warrant holders

$0.38

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated January 18, 2011, as amended on January 19, 2011, between us and Chardan Capital Markets, LLC, we have engaged Chardan as exclusive placement agent to solicit offers to purchase the units offered by this prospectus supplement. The placement agents are not purchasing or selling any of the units we are offering, and they are not required to arrange the purchase or sale of any specific number of units or dollar amount, but the placement agent has agreed to use its best efforts to arrange for the sale of the units offered by this prospectus supplement.  The offer of shares upon exercise of the March 31, 2010 common stock warrants is being made directly from the Company to such Holders pursuant to the terms of such warrants and exercise in full of such warrants  is a condition to the offering of the units.

The placement agent proposes to arrange for the sale of the units we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between the purchasers and us. All of the shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the units we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the units and the shares issuable upon exercise of the March 31, 2010 common stock purchase warrants will be completed on the date indicated on the cover page of this prospectus supplement.  We will deliver the shares in the units and the shares issuable upon exercise of the March 31, 2010 common stock purchase warrants to the investors electronically through the facilities of the Depository Trust Company and the warrants in the units in certificated form to the investors within 3 trading days of the closing.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agents an aggregate placement agent fee equal to the lesser of (A) $206,400 and (B) 8% of the gross proceeds of the offering of the units, less $40,000.  The placement agent will receive no compensation upon the exercise of the 5,000,000 March 31, 2010 Common Stock Purchase Warrants.  The following table shows the per share and total placement agent fees we will pay to the placement agents in connection with the sale of the units, assuming the purchase of all of the units we are offering:

Per unit	$0.0147
Total	$ 206,400

In compliance with the guidelines of the Financial Regulatory Authority, or FINRA, the maximum aggregate value of all compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds from the sale of securities pursuant to this prospectus and any applicable prospectus supplement.

We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $53,600.  After deducting certain fees due to the placement agents and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3,920,000.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities arising from breaches and representations and warranties contained in the securities purchase agreements with investors.

The engagement agreement, as amended, is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with this offering.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

The placement agent and its affiliates have provided and may in the future provide certain commercial banking, financial advisory or investment banking services for us for which it has received and may in the future receive fees but there are no current arrangements between us. The placement agent and its affiliates may also from time to time in the future engage in transactions with us and perform services for us in the ordinary course of its business, but there are no current arrangements between us.

Our common stock is quoted on the NYSE Amex under the symbol “WZE”

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus has been passed upon for Wizzard Software Corporation by Branden T. Burningham, Esq. of Salt Lake City, Utah.

EXPERTS

The financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, have been audited by Gregory & Associates, LLC, an independent registered public accounting firm, as indicated in their report with respect thereto.  These financial statements have been so incorporated in reliance upon the report of Gregory & Associates, LLC, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site (http://www.sec.gov) that contains the reports, proxy and information statements, and other information that we file electronically with the SEC.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the above address or from the SEC’s Internet site.

Our internet address is www.wizzardsoftware.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the securities covered by this prospectus.

•

Our Annual Report on Form 10-K for the year ended December 31, 2009;

•

Our Current Report on Form 8-K filed with the SEC on December 23, 2009;

•

Our Current Report on Form 8-K filed with the SEC on January 6, 2010;

•

Our Current Report on Form 8-K filed with the SEC on January 13, 2010;

•

Our Current Report on Form 8-K filed with the SEC on February 12, 2010;

•

Our Current Report on Form 8-K filed with the SEC on March 4, 2010;

•

Our Current Report on Form 8-K filed with the SEC on March 12, 2010;

•

Our Current Report on Form 8-K filed with the SEC on March 31, 2010;

•

Our Current Report on Form 8-K filed with the SEC on April 1, 2010;

•

Our Current Reports on Form 8-K filed with the SEC on April 8, 2010;

•

Our Definitive Information Statement filed with the SEC on April 29, 2010;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010;

•

Our Current Report on Form 8-K filed with the SEC on July 6, 2010;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010;

•

Our Current Report on Form 8-K filed with the SEC on November 19, 2010;

•

Our Current Report on Form 8-K filed with the SEC on January 12, 2011;

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 30, 2008, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Wizzard Software Corporation
5001 Baum Blvd
Pittsburgh, Pennsylvania 15213
Attn: John Busshaus, Chief Financial Officer
Telephone: (412) 621-0902

Prospectus

WIZZARD SOFTWARE CORPORATION

$12,500,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances:

 •

shares of our common stock;

 •

shares of our preferred stock;

 •

warrants to purchase shares of our common stock, preferred stock and/or debt securities;

 •

debt securities consisting of debentures, notes or other evidences of indebtedness; or

 •

units consisting of the combinations of some or all of the foregoing securities

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is listed on the NYSE Amex under the symbol “WZE.” On November 18, 2009, the last reported sale price of our common stock on the NYSE Amex was $0.45 per share.

The aggregate market value of our outstanding voting and nonvoting common equity held by non-affiliates was $20,704,314 as of November 18, 2009.  We have offered and sold 3,000,000 shares of our common stock for aggregate gross proceeds of $1,320,000 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus.

This prospectus may not be used to offer or sale any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2009.

Table of Contents

ABOUT THIS PROSPECTUS

1

ABOUT WIZZARD SOFTWARE CORPORATION

1

RISK FACTORS

1

FORWARD-LOOKING STATEMENTS

2

RATIO OF EARNINGS TO FIXED CHARGES

2

USE OF PROCEEDS

2

DILUTION

3

PLAN OF DISTRIBUTION

3

DESCRIPTION OF COMMON STOCK

5

DESCRIPTION OF PREFERRED STOCK

5

DESCRIPTION OF WARRANTS

6

DESCRIPTION OF DEBT SECURITIES

7

DESCRIPTION OF UNITS

9

LEGAL MATTERS

9

EXPERTS

9

WHERE YOU CAN FIND MORE INFORMATION

9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

10

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $12,500,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before buying any of our securities in an offering.

You should rely only on the information contained or incorporated by reference in this prospectus or applicable prospectus supplement.  “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC.  We have not authorized anyone to provide you with different or additional information.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted.  You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information.  Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to Wizzard Software Corporation.

ABOUT WIZZARD SOFTWARE CORPORATION

We operate in multiple industries which include software products and services that focus on speech recognition and text-to-speech technology; media services, podcasting and home healthcare.  Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world, as well as speech recognition engines from IBM.  We currently distribute over 3.1 million podcast downloads a day and have incorporated our speech technology into the distribution system so that the audio and video used in podcasting can be turned into text for various uses.  We buy the distribution rights to apps that are sold in the iTunes App Store and we develop Apps for podcasters that are also sold in the iTunes App Store.  Interim HealthCare of Wyoming Inc., a wholly owned subsidiary, is a state licensed and Medicare certified home health agency. In addition, Interim HealthCare of Wyoming provides temporary staffing of healthcare professionals to facilities across the states of Wyoming and Montana.

Wizzard's corporate offices are located at 5001 Baum Blvd., Suite 770, Pittsburgh, PA 15213.   Our telephone number is (412) 621-0902.  Our website address is www.wizzardsoftware.com.  The information contained on our website is not incorporated by reference into, and does not form any part of this prospectus.  We also maintain offices in Casper, Wyoming and Billings, Montana for our Interim Healthcare operation.

RISK FACTORS

Investment in the offered securities involves risks.  Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks of an investment in our company under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2008, as the same may be updated from time to time by our future filings with the SEC.  The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities.  Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “may,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in these statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in the Risk Factors section of this prospectus and in the “Risk Factor” sections of our SEC filings. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings are inadequate to cover fixed charges.  The following table sets forth the dollar amount of the coverage.

							Nine Months
							Ended
	Year Ended December 31,						September 30,
	2004		2005	2006	2007	2008	2009
				(In thousands)

Ratio of Earnings to Fixed Charges(1)		—	—	—	—	—	—
Deficiency of Earnings Available to Cover Fixed Charges	$	(5,487)	$(5,959)	$(4,794)	$(17,931)	$(10,065)	$(5,020)
Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings(1)		—	—	—	—	—	—
Deficiency of Earnings available to Cover Combined Fixed Charges and Preferred Stock Dividends		$(5,487)	$(5,959)	$(4,497)	$(25,666)	$(12,438)	$(5,412)

(1)

In each of the periods presented, our earnings were insufficient to cover fixed charges and accordingly ratios are not presented.

USE OF PROCEEDS

We will receive all of the net proceeds from the sale by us of securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, potential acquisitions of complementary businesses, the financing of capital expenditures and other general corporate purposes, including working capital.

The actual application of proceeds from the sale of our securities issued hereunder will be described in the applicable prospectus supplement relating thereto. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for the specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale.

DILUTION

Wizzard’s net tangible book value as of December 31, 2008, was $(113,711), or $(0.0025) per share of common stock.  Our net tangible book value as of September 30, 2009, was $(1,420,960), or $(0.027) per share of common stock. Net tangible book value per share is determined by dividing Wizzard’s tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our common stock.  The following example shows the dilution to new investors at an assumed offering price of $0.45 (the last reported sale price of our common stock on November 18, 2009).

During the immediately preceding 12 months, we have sold 3,000,000 shares of our common stock for aggregate gross proceeds of $1,320,000, pursuant to an effective registration statement on Form S-3 (SEC File No. 333-158996).  Based on an aggregate market value of outstanding common stock held by non-affiliates equal to $20,704,314 as of November 18, 2009, and taking into account these recent sales of our common stock, upon effectiveness of the registration statement of which this prospectus is a part, we may currently offer securities for aggregate gross proceeds of up to $5,581,438 under this prospectus under General Instruction I.B.6. of Form S-3.  If we were to assume that 12,403,195 shares of common stock were sold at an assumed offering price of $0.45 per share (i.e., the maximum number of shares of common stock that we may currently sell under General Instruction I.B.6 of Form S-3), our net tangible book value as of September 30, 2009, would have been $4,090,578, or $0.062 per share, taking into account estimated offering costs of $69,900.  Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.089 per share and an immediate dilution to new stockholders of $0.388 per share.  The following table illustrates the per share dilution:

Assumed public offering price per share

$0.45

Net tangible book value per share before offering

$(0.027)

Increase attributable to new investors

$0.089

Net tangible book value per share after offering

$0.062

Dilution per share to new stockholders

$0.388

PLAN OF DISTRIBUTION

We may sell our securities from time to time to or through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales of our securities. We may use these methods in any combination.

By Underwriters

We may use an underwriter or underwriters in the offer or sale of our securities.

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If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.

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We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

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The underwriters will use this prospectus and the prospectus supplement to sell our securities.

By Dealers

We may use a dealer to sell our securities.

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If we use a dealer, we, as principal, will sell our securities to the dealer.

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The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.

By Agents

We may designate agents to solicit offers to purchase our securities.

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We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

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Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

By Delayed Delivery Contracts

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

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We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.

Shareholder Subscription Offerings

Direct sales to our shareholders may be accomplished through shareholder subscription rights distributed to shareholders. In connection with the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. The shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration and will not be transferable. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:

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the number of shares of our common stock that will be offered under the shareholder subscription rights;

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the period during which and the price at which the shareholder subscription rights will be exercisable;

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any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and

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any other material terms of the shareholder subscription rights.

General Information

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

DESCRIPTION OF COMMON STOCK

We may issue shares of our common stock, either separately or together with other securities offered pursuant to this prospectus.  We are authorized to issue up to 100,000,000 shares of stock, par value of $0.001 per share.  At November 19, 2009, there were 53,977,565 shares of our common stock issued and outstanding.  The approximate number of stockholders of record of our common stock as of November 19, 2009, was 345, with approximately 5,900 beneficial holders as of that date.  You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and the market prices relating to our common stock.

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of an offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our commons stock is Interwest Transfer Company, Inc. 1981 East Murray-Holladay Road, Salt Lake City, Utah  84117; telephone (801) 272-9294.

DESCRIPTION OF PREFERRED STOCK

Our authorized preferred stock has priority over our common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation.

The Company has authorized 10,000,000 shares of preferred stock, $0.001 par value.  As of November 19, 2009, the Company had 4,182 Series A Preferred shares issued and outstanding. The Series A Preferred shares have no voting rights, with liquidation rights of stated value plus unpaid dividends and damages.  The Series A Preferred shares, dividends, and any damages are convertible into common shares at $1.00 per common share.

Holders of the Series A Preferred Stock were entitled to receive cumulative dividends of 7% per annum for the first two years after issuance of the Preferred Stock and 18% per annum thereafter, payable on January 1 and July 1, beginning on January 1, 2008, either in cash or, at the Company’s option, in shares of the Company’s common stock until the dividend was eliminated in connection with the decrease in the conversion price of the Series A Preferred Stock from $2.05 per share to $1.00 per share on December 2, 2008.

In addition, our board of directors has the authority, without further stockholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the dividend rights, dividend rate, voting rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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the title and stated value;

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the number of shares offered, the liquidation preference per share and the purchase price;

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the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption, if applicable;

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any listing of the preferred stock on any securities exchange or market, if applicable;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

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voting rights, if any, of the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

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any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock is Interwest Transfer Company, Inc.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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any provisions for changes to or adjustments in the exercise price of the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants is Interwest Transfer Company, Inc.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue.  When we offer to sell a particular series of debt securities we will provide the specific terms of the series in a prospectus supplement.  Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities in this prospectus.  To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount, in an aggregate principal amount not to exceed $5 million in any period of 12 consecutive months.   We will rely on an exemption from the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for any debt securities that we will offer under this prospectus.  Accordingly, we do not intend to use an indenture and a trustee in connection with the offer and sale of such debt securities.  As a result, investors in our debt securities will not enjoy the protections of the Trust Indenture Act, namely the requirement of a trust indenture containing certain provisions required by such act, and the appointment of a trustee who is qualified thereunder.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The applicable prospectus supplement or free writing prospectus with respect to any debt securities will set forth, to the extent required, the following terms of the debt securities offered pursuant thereto:

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the title and series of such debt securities;

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any limit upon the aggregate principal amount of such debt securities of such series;

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whether such debt securities will be in global or other form;

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the date or dates and method or methods by which principal and any premium on such debt securities is payable;

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the interest rate or rates (or method by which such rate will be determined), if any;

 •

the dates on which any such interest will be payable and the method of payment;

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whether and under what circumstances any additional amounts are payable with respect to such debt securities;

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the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

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the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

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the place or places where the principal and interest or additional amounts, if any, on such debt securities will be payable;

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any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities, if any;

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the denominations of such debt securities, if other than $1,000 and integral multiples thereof, if applicable;

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any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

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the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

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the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

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the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

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any events of default or covenants in and remedies therefor;

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whether such debt securities will be subject to defeasance or covenant defeasance;

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the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

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any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

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the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

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whether such debt securities will be secured by collateral and the terms of such security; and

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any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of any debt securities.

DESCRIPTION OF UNITS

General

We may issue units comprised of any combination of our debt securities, common stock, preferred stock and warrants, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of units that we may offer. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

Applicable prospectus supplements will contain, where applicable, the following terms of and other information relating to units:

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the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

 •

whether the units will be issued in fully registered or global form; and

 •

other material terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Common Stock”, “Description of Preferred Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit as applicable.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for Wizzard Software Corporation by Branden T. Burningham, Esq. of Salt Lake City, Utah.  Mr. Burningham was not employed for such purpose on a contingent basis and has not received and is not to receive in connection with the offering of such securities any substantial interest, direct or indirect in Wizzard or any of its subsidiaries or was connected with Wizzard or any of its subsidiaries as a promoter, managing underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K-A1 for the fiscal year ended December 31, 2008, have been audited by Gregory & Associates, LLC, an independent registered public accounting firm, as indicated in their report with respect thereto.  These financial statements have been so incorporated in reliance upon the report of Gregory & Associates, LLC given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site (http://www.sec.gov) that contains the reports, proxy and information statements, and other information that we file electronically with the SEC.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the above address or from the SEC’s Internet site.

Our internet address is www.wizzardsoftware.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document. Our web address is included in this document as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the shares covered by this prospectus.

•

Our Annual Report on Form 10-K-A1 for the year ended December 31, 2008;

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Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009;

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Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009;

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Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009;

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Our Current Reports on Form 8-K filed with the SEC on April 29, 2009;

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Our Current Reports on Form 8-K filed with the SEC on June 22, 2009;

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Our Current Report on Form 8-K filed with the SEC on September 15, 2009;

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Our Current Report on Form 8-K filed with the SEC on October 21, 2009;

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Our Current Report on Form 8-K filed with the SEC on October 30, 2009;

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Our Current Report on Form 8-K filed with the SEC on November 18, 2009;

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Our definitive proxy statement filed with the SEC on April 30, 2009;

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The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on January 30, 2008, including any amendments or reports filed for the purpose of updating such description; and

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All filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Wizzard Software Corporation
5001 Baum Blvd
Pittsburgh, Pennsylvania 15213
Attn: John Busshaus, Chief Financial Officer
Telephone: (412) 621-0902

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

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